                           SUPPLEMENT TO PROSPECTUS
                             DATED APRIL 30, 1997


      The Prospectus of American Real Estate Investment Corporation dated April 30, 1997 is supplemented to correct the name of two of the Selling Shareholders as follows:

                                                                            TOTAL NUMBER
                                                             SHARES              OF
                                                          BENEFICIALLY      SHARES TO BE
                                                          OWNED PRIOR       OFFERED FOR
                               NAME OF SELLING                TO               SELLING
 CORRECTED NAME OF               SHAREHOLDER                 THIS            SHAREHOLDERS'
SELLING SHAREHOLDER               AS LISTED                OFFERING            ACCOUNT
-------------------            ---------------            ------------      --------------
John Dell                      Jedco Property               39,599             39,599
                               Partnership, L.P.

JKP Family Associates          Joseph Pagano                53,624             53,624


                         THE DATE OF THIS SUPPLEMENT IS OCTOBER 31, 1997